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                                                                   EXHIBIT 3.1.1


                               REDWOOD TRUST, INC.

                            CERTIFICATE OF AMENDMENT

                  REDWOOD TRUST, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Charter of the Corporation is hereby amended as follows:

                  (a) Section 3 of Article XI of this Corporation's Charter is amended to read in its entirety as follows:

                           Section 3. PREVENTION OF TRANSFER. If the Board of
                  Directors or its designee shall at any time determine in good faith that a purported Transfer has taken place in violation of Section 2 of this Article XI or that a Person intends to acquire or Transfer or has attempted to acquire or Transfer Beneficial Ownership of Capital Stock of the Corporation in violation of Section 2, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; PROVIDED HOWEVER, that any purported Transfers in violation of this Article XI shall automatically result in the designation and treatment described in this Article XI, irrespective of any actions (or non-action) by the Board of Directors.

                  (b) the definition of "Beneficial Ownership" contained in
Section 1 of Article XI of this Corporation's Charter is amended to read as follows:

                           BENEFICIAL OWNERSHIP. "Beneficial Ownership" shall
                  mean beneficial ownership as determined under Rule 13d-3, as amended from time to time, adopted pursuant to the Securities Exchange Act of 1934, as amended, of Capital Stock by a Person, either directly or constructively, including through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code and determined without respect to whether such ownership has the effect of meeting the stock ownership requirement of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Owning," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

                  SECOND: The amendment does not increase the authorized stock of the Corporation.

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                  THIRD:  The foregoing amendment to the Charter of the
Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

WITNESS:                                REDWOOD TRUST, INC.


By  /s/ Vickie L. Rath                  By   /s/ Douglas B. Hansen
   -----------------------------             -----------------------------------
Vickie L. Rath, Secretary                    Douglas B. Hansen, President


                  THE UNDERSIGNED, President of Redwood Trust, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Douglas B. Hansen
                                        ----------------------------------------
                                        Douglas B. Hansen, President


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                               STATE OF MARYLAND

                                                                          643508


                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

               301 West Preston Street Baltimore, Maryland 21201


                                                             DATE: JUNE 30, 1998


     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR REDWOOD TRUST, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 30, 1998 AT 10:19 AM.


FEE PAID:        50.00


[SEAL]

                                             WILLIAM B. MARKER
                                             CHARTER SPECIALIST